EXHIBIT 10.14

ADDENDUM

Second Addendum to Contract dated 19th March, 2023 between Star Alliance International Corp., (“Star”), Lion Works, Inc.(“Seller”) and Juan Lemus(“Control Person”) each a “party and together Parties”

The agreement calls for a minimum of $2,500,000 to be paid by September 30,2023, of patent first payment. It further calls for $2,000,000 of working capital to be paid by July 31, 2023.

By signing below, the parties have herewith agreed that the date for the first investment by Star of $2 million working capital is extended to September 30, 2023, and the first payment for the patent remains September 30, 2023.

Following further discussions between the parties, they have agreed to extend the date for closing the initial investment and patent payment to December 31, 2023 or to the date of the funding currently in final negotiations, whichever comes first.

There were no further changes to the original agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this addendum as of September 28, 2023.

Seller:

Lion Works, Inc.

/s/ Juan Lemus

Name: Juan Lemus

Title: President

Control Person

/s/ Juan Lemus

Name: Juan Lemus

STAR

/s/ Anthony L. Anish

Name: Anthony L. Anish

Title: CFO